SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) March 20, 2006
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 8.01 - Other Events

The Board of Directors of S&T Bancorp, Inc. declared a $0.29 per share cash dividend at its regular meeting held March 20, 2006. The dividend is payable on April 25, 2006 to shareholders of record on March 31, 2006. This dividend represents a 3.6 percent increase over the same period last year and a 3.1 percent annualized yield using the March 20, 2006 closing stock price of $36.98.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
March 21, 2006	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary